Exhibit 107

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Other(2)	11,000,000(3)	$4.93	$54,230,000(2)	.0000927	$5,027
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Other(2)	1,000,000(4)	$4.93	$4,930,000(2)	.0000927	$457
Fees Previously Paid	X	X	X	X	X	X		X
Carry Forward Securities
	Total Offering Amounts					$54,160,000		$5,484.13
	Total Fees Previously Paid							0.00
	Total Fee Offsets							0.00
	Net Fee Due							$5,484.13

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Stock Market LLC on January 28, 2022, which date is within five business days prior to the filing of this registration statement.

(3)

Represents shares of the registrant’s common stock reserved for issuance upon exercise of stock options outstanding under the SAB Biotherapeutics, Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). To the extent that awards outstanding under the 2021 Plan are forfeited, cancelled, surrendered or terminated without issuance of shares, the shares of common stock subject to such awards will be available for future issuance under the 2021 Plan.

(4)	Represents shares of the registrant’s common stock currently reserved for future issuance under the SAB Biotherapeutics, Inc. 2021 Employee Stock Purchase Plan.